Exhibit 10.99

November 12, 2013

The Coast Distribution System, Inc.

350 Woodview Avenue

Morgan Hill, California 95037

Re:	Seventeenth Amendment

Ladies and Gentlemen:

The Coast Distribution System, Inc., a Delaware corporation (“Coast Delaware”), United Sales & Warehouse of Texas, Inc., a Texas corporation (“United Sales”), C/P Products Corp., an Indiana corporation (“C/P”), Mohawk Trailer Supply, Inc., a New York corporation (“Mohawk”), and Les Systemes De Distribution Coast (Canada) Inc. The Coast Distribution System (Canada) Inc., a corporation organized under the laws of the Province of Quebec (“Coast Canada”) (Coast Delaware, United Sales, C/P, Mohawk, and Coast Canada are referred to individually as “Borrower” and collectively as “Borrowers”), and Bank of America, N.A., (in its individual capacity, “US Lender”), acting by and through Bank of America, N.A., a national banking association, as agent for US Lender (in such capacity, “Agent”) and Bank of America, N.A. (acting through its Canada branch) (“Canadian Lender”), (US Lender, acting through Agent, and Canadian Lender are referred to collectively as “Lender”), have entered into that certain Third Amended and Restated Loan and Security Agreement dated August 30, 2005 (the “Security Agreement”). From time to time thereafter, Borrowers and Lender may have executed various amendments (each an “Amendment” and collectively the “Amendments”) to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the “Agreement”). Borrowers and Lender now desire to further amend the Agreement as provided herein, subject to the terms and conditions set forth hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Agreement hereby is amended as follows:

(a) The definition of “Equity Interest” is hereby added to Section 1 of the Agreement in the appropriate alphabetical order as follows:

“Equity Interest” shall mean the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

(b) Subsection 4(c)(v) is hereby amended and restated in its entirety as follows:

(c)(v) Amendment Fee. Borrowers shall pay to Lender a one time fee of Fifteen Thousand and No/100 Dollars ($15,000.00), which shall be fully earned and payable on the date hereof.

(c) Section 13(d)(ii) is hereby amended and restated in its entirety as follows:

(d)(ii) No Borrower shall merge, amalgamate or consolidate with any other Person, or commence a dissolution or liquidation without the prior written consent of Lender, except that, without the Lender’s consent, any Borrower may merge with any other Borrower or Borrowers unless such merger would be contrary to clause (iv) of this subsection 13(d).

(d) Section 13(d)(iii) is hereby amended and restated in its entirety as follows:

(d)(iii) No Borrower shall enter into a transaction or series of transactions resulting in the acquisition of a business division or substantially all of the assets of a Person.

(e) Section 13(f) is hereby amended by amending and restating clause (i) thereof as follows:

(f)(i) purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or Equity Interests of any Person or make an advance or capital contribution or other investment in a Person, other than (x) direct obligations of the United States and Hedging Agreements for interest rate protection in accordance with subsection 12(l) hereof, obligations insured by the Federal Deposit Insurance Corporation and obligations unconditionally guaranteed by the United States and (y) the Equity Interest of a Person (“Target”) provided that (1) the payments with respect to the acquisition of such Equity Interest (the “Acquisition”) shall not exceed $3,000,000 in the aggregate, (2) Lender shall be furnished a copy of the documentation evidencing the Acquisition, which shall be in form and substance satisfactory to Lender (the “Acquisition Documents”), (3) payments may be made in an amount not to exceed (a) $250,000 during the twelve (12) month period commencing on the date of this Seventeenth Amendment, (b) $250,000 during the succeeding twelve (12) month period, (c) $250,000 during the succeeding twelve (12) month period and (d) $2,250,000 during the succeeding twelve (12) month period, provided further that (i) at the time of the initial payment to be made pursuant to the Acquisition Documents, Borrowers shall have average Excess Availability (calculated after giving effect to the availability block of $1,000,000) of at least $2,500,000 for the thirty (30) day period prior to the making of such payment and, projected on a pro forma basis, for the thirty (30) day period subsequent to the making of such payment; provided that prior to making such payment, Borrowers shall provide projections of average Excess Availability for such thirty (30) day period and (ii) at the time of each subsequent payment made pursuant to the Acquisition Documents, Borrowers shall have average Excess Availability of at least $3,000,000 for the sixty (60) day period prior to the making of such payment and, projected on a pro forma basis, for the sixty (60) day period subsequent to the making of such payment; provided that prior to making such payment, Borrowers shall provide projections of average Excess Availability for such sixty (60) day period, (4) no Event of Default shall be in existence at the time of any such payment or would occur as a result of any such payment, (5) at the time that Target becomes a wholly owned Subsidiary of a Borrower, such Borrower shall pledge 100% of the Equity Interest of Target to Lender and Target shall become either a Borrower or a guarantor under the Agreement (6) Lender shall be satisfied with the corporate structure of Borrowers after giving effect to the Acquisition and (7) Lender may, in its sole discretion, consider lending on the assets of Target at such time as Target has become a wholly owned Subsidiary of a Borrower and Lender has completed its due diligence with respect to the Acquisition, including without limitation, review of the Acquisition Documents, completion of a field exam and a search of the public records and

(f) Subsection 14(a) of the Agreement is hereby amended and restated in its entirety as follows:

(a) Fixed Charge Coverage Ratio.

Borrowers shall not permit their Fixed Charge Coverage Ratio for each period set forth below to be less than the ratio set forth below for the corresponding period set forth below (it being understood that the Fixed Charge Coverage Ratio is not being measured for the fiscal quarter ending September 30, 2013 and December 31, 2013):

Period	Ratio

For the 12 month period ending on March 31, 2014 and for each twelve (12) month period ending on the last day of each fiscal quarter thereafter	1.10:1.0

(g) Subsection 14(c) is hereby amended is hereby amended and restated in its entirety as follows:

(c) EBITDA

Borrowers shall maintain EBITDA of at least $500,000 for the twelve (12) month period ending December 31, 2013.

2. Borrowers represent and warrant to Lender that this Amendment has been approved by all necessary corporate action, and each individual signing below represents and warrants that he or she is fully authorized to do so.

3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated by this Amendment, the Agreement and all Exhibits thereto are ratified and confirmed by Borrowers and Lender and remain in full force and effect in accordance with their terms.

4. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same agreement. This Amendment may be delivered by facsimile, and when so delivered will have the same force and effect as delivery of an original signature.

5. Borrowers shall reimburse Lender for all reasonable attorney’s fees (whether for internal or outside counsel) incurred by Lender in connection with the documentation and consummation of this Seventeenth Amendment to the Agreement.

6. Lender shall have received a copy of this Amendment executed by Borrowers and Lender, together with the Guarantor’s Acknowledgment attached hereto, executed by each Guarantor, and payment of the “Amendment Fee” required to be paid pursuant to Subsection 4(c)(v) hereof.

(Remainder of page intentionally blank; signatures follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.

LENDER:

BANK OF AMERICA, N.A., as Agent

By:	/s/ JOHN W. MUNDSTOCK

Title:	Senior Vice President

BANK OF AMERICA, N.A., as US Lender

By:	/s/ JOHN W. MUNDSTOCK

Title:	Senior Vice President

BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Lender

By:	/s/ MEDINA SALES DE ANDRADE

Title:	Vice President

BORROWERS:

THE COAST DISTRIBUTION SYSTEM, INC.

By:	/s/ SANDRA A. KNELL

Title:	Chief Financial Officer

UNITED SALES & WAREHOUSE OF TEXAS, INC.

By:	/s/ SANDRA A. KNELL

Title:	Executive Vice President

C/P PRODUCTS, CORP.

By:	/s/ SANDRA A. KNELL

Title:	Executive Vice President

MOHAWK TRAILER SUPPLY, INC.

By:	/s/ SANDRA A. KNELL

Title:	Executive Vice President

LES SYSTEMES DE DISTRIBUTION COAST (CANADA) INC. THE COAST DISTRIBUTION SYSTEM (CANADA) INC.

By:	/s/ SANDRA A. KNELL

Title:	Executive Vice President

GUARANTOR’S ACKNOWLEDGMENT

The undersigned guarantor acknowledges that Bank of America, N.A., (in its individual capacity, “US Lender”), acting by and through Bank of America, N.A., as agent for US Lender (in such capacity, “Agent”) and Bank of America, N.A. (acting through its Canada branch), (“Canadian Lender”) (US Lender, acting through Agent, and Canadian Lender are referred to collectively as “Lender”) have no obligation to provide it with notice of, or to obtain its consent to, the terms of the foregoing Seventeenth Amendment (the “Seventeenth Amendment”) to the Third Amended and Restated Loan and Security Agreement dated August 30, 2005, as amended, modified or supplemented from time to time. The undersigned guarantor nevertheless: (i) acknowledges and agrees to the terms and conditions of the Seventeenth Amendment; and (ii) acknowledges that its guaranty remains fully valid, binding, and enforceable.

9002-1288 QUEBEC INC.

By:	/s/ SANDRA A. KNELL

Title:	Executive Vice President